Exhibit 10.2

Execution Version

$600,000,000

364-DAY
CREDIT AGREEMENT

dated as of
April 29, 2009

H J. HEINZ COMPANY
and
H.J. HEINZ FINANCE COMPANY,
Borrowers

and

JPMORGAN CHASE BANK, N.A.
Administrative Agent

______________________________________________________________

J.P. MORGAN SECURITIES INC.
and
BANC OF AMERICA SECURITIES LLC
Joint Lead Arrangers and
Joint Bookrunners

BANK OF AMERICA, N.A.
Syndication Agent

BNP PARIBAS
HSBC BANK USA N.A.
INTESA SANPAOLO S.P.A.
PNC BANK, NATIONAL ASSOCIATION
BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH
UBS LOAN FINANCE LLC
Documentation Agents

i

ii

Pricing Schedule

Commitment Schedule

Exhibit A –	Note
Exhibit B –	Competitive Bid Quote Request
Exhibit C –	Invitation for Competitive Bid Quotes
Exhibit D –	Competitive Bid Quote
Exhibit E –	Opinion of Counsel for the Company
Exhibit F –	Opinion of Special Counsel for the Company
Exhibit G –	Assignment and Assumption Agreement
iii

364-DAY CREDIT AGREEMENT

364-DAY CREDIT AGREEMENT dated as of April 29, 2009 (the “Agreement”) among H.J. HEINZ COMPANY, H.J. HEINZ FINANCE COMPANY, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Company, Heinz Finance, the banks parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into an Amended and Restated Five-Year Credit Agreement, dated as of August 4, 2004 (the “Existing Agreement”);

WHEREAS, the Existing Agreement and the commitments thereunder shall terminate on August 4, 2009 and the parties hereto desire to refinance or replace the commitments thereunder in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Article 1
DEFINITIONS

Section 1.01  Definitions.  The following terms, as used herein, have the following meanings:

“Absolute Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

“Affiliate” means, with reference to any Bank, the Parent of such Bank and any majority-owned subsidiary of such Bank or its Parent.

“Agents” means the Administrative Agent, the Documentation Agents and the Syndication Agent.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

 “Assignee” has the meaning set forth in Section 9.06(c).

“Bank” means each bank listed on the signature pages hereof, each Person which becomes a Bank pursuant to Section 8.06 or 9.06(c), and their respective successors.

“Base Rate” means for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of ½ of 1% plus the Federal Funds Rate for such day and (iii) the London Interbank Offered Rate for a Euro-Dollar Loan with a one month Interest Period on such day, or if such day is not a Euro-Dollar Business Day, the immediately preceding Euro-Dollar Business Day, plus 1.0%.

“Base Rate Loan” means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

“Borrowers” means the Company and Heinz Finance and “Borrower” means either of them, as the context may require.

“Borrowing” has the meaning set forth in Section 1.03.

“Commitment” means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite such Bank’s name on the Commitment Schedule, (ii) with respect to each additional bank which becomes a Bank pursuant to Section 8.06, the amount of the Commitment thereby assumed by it or (iii) with respect to any Assignee, the amount of the transferor Bank’s Commitment assigned to such Assignee pursuant to Section 6.06, in each case as such amount may be reduced from time to time pursuant to Section 2.09 orSection 6.08 or changed as a result of an assignment pursuant to Section 9.06.

“Commitment Schedule” means the Commitment Schedule attached hereto.

“Committed Loan” means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Committed Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Company” means H.J. Heinz Company, a Pennsylvania corporation, and its successors.

“Company’s 2008 Form 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

“Competitive Bid Absolute Rate” has the meaning set forth in Section 2.03(d).

“Competitive Bid Absolute Rate Loan” means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

“Competitive Bid Lending Office” means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

“Competitive Bid LIBOR Loan” means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

“Competitive Bid Loan” means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

“Competitive Bid Margin” has the meaning set forth in Section 2.03(d).

“Competitive Bid Quote” means an offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.03.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated April 6, 2009 relating to the Borrowers and this Agreement and the Three-Year Agreement.

“Consolidated EBITDA” for any period means Consolidated Net Income of the Company and its Subsidiaries for such period, excluding, to the extent included in determining such Consolidated Net Income, extraordinary items, non-cash restructuring charges (excluding any accrual of or a reserve for cash payments to be made in any future period, to the extent of such cash payments), losses from asset impairments, gains or losses resulting from the sale of assets not in the ordinary course of business, currency translation gains and losses related to currency remeasurements of indebtedness and unrealized gains or losses resulting from application of FAS No. 133, plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) net interest expense for such period; (ii) income tax expense for such period; and (iii) depreciation and amortization for such period, all determined on a consolidated basis for each such item in accordance with generally accepted accounting principles.

 “Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with generally accepted accounting principles.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Debt of the Company and its Subsidiaries at such date and any other liabilities accounted for as “debt”, determined on a consolidated basis in accordance with generally accepted accounting principles, except that Consolidated Total Debt shall not reflect any increase or decrease to Debt or other such liability in accordance with FAS No. 133.

“Debt” has the meaning set forth in Section 5.06.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Company or Heinz Finance or the Administrative Agent that it does not intend to comply with its obligations under this Agreement, (c) failed, within three Domestic Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or (d) otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within three Domestic Business Days of the date when due, in each case under paragraphs (a) through (d), unless the subject of a good faith dispute.

“Documentation Agent” means each of BNP Paribas, HSBC Bank USA N.A., Intesa Sanpaolo S.p.A., PNC Bank, National Association, Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and UBS Loan Finance LLC, in its capacity as a documentation agent in connection with the credit facility provided under this Agreement.

“Dollars” and the sign “$” mean lawful currency of the United States.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Domestic Lending Office” means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Euro-Dollar Lending Offices for its Loans in different currencies, in which case all references herein to the Euro-Dollar Lending Office of such Bank shall be deemed to refer to any or all of such offices, as the context may require.

“Euro-Dollar Loan” means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

“Euro-Dollar Margin” has the meaning set forth in Section 2.07(b).

“Euro-Dollar Rate” means a rate of interest determined pursuant to Section 2.07(b) on the basis of a London Interbank Offered Rate.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.15.

“Event of Default” has the meaning set forth in Section 6.01.

“Existing Agreement” has the meaning set forth in the Recitals.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent.

“Financing Documents” means this Agreement and the Notes.

“Fixed Rate Loans” means Euro-Dollar Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

“Group of Loans” means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05 such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Heinz Finance” means H.J. Heinz Finance Company, a Delaware corporation, and its successors.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Interest Period” means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, or such other period as agreed between the applicable Borrower and the Banks, as the relevant Borrower may elect in the applicable notice; provided that:

(a)  any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b)  any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c)  any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2)       with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the relevant Borrower may elect in accordance with Section 2.03; provided that:

(a)  any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall, subject to clause (c) below, end on the next preceding Euro-Dollar Business Day;

(b)  any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c)  any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3)       with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.03; provided that:

(a)  any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

(b)  any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

“Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Total Debt determined as of such date of determination to (ii) Consolidated EBITDA determined for the period of four consecutive fiscal quarters ended on or most recently prior to the date of such determination.

“LIBOR Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

“Loan” means a Committed Loan or a Competitive Bid Loan and “Loans” means Committed Loans or Competitive Bid Loans or any combination of the foregoing.

“London Interbank Offered Rate” has the meaning set forth in Section 2.07(b).

“London Office” means the office of the Administrative Agent identified on the signature pages hereof as its London office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.

“Material Debt” means Debt (other than the Loans) of the Company or a Material Subsidiary, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000,000.

“Material Subsidiary” means Heinz Finance or any other Subsidiary having consolidated assets equal to 10% or more of the “Total Assets” shown on the Company’s consolidated balance sheet as of the end of its most recently completed fiscal year.

“Mortgage” means a mortgage, pledge or lien.

“New York Office” means the office of the Administrative Agent identified on the signature pages hereof as its New York office, or such other office of the Administrative Agent as it may specify for such purpose by notice to the other parties hereto.

“Notes” means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans, and “Note” means any one of such promissory notes (if any) issued hereunder.

“Notice of Borrowing” means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

“Notice of Interest Rate Election” has the meaning set forth in Section 2.10.

“Obligations” has the meaning set forth in Section 9.11.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.06(b).

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pricing Schedule” means the Schedule attached hereto identified as such.

“Prime Rate” means the rate of interest publicly announced by JPMorgan Chase Bank, N.A.  in New York City from time to time as its Prime Rate.

“Quarterly Date” means the last Euro-Dollar Business Day of each February, May, August, and November.

“Reference Banks” means the principal London offices of JPMorgan Chase Bank, N.A. and Bank of America, N.A., and “Reference Bank” means any one of such Reference Banks.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Required Banks” means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

“Screen” has the meaning set forth in Section 2.07.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time of determination owned, directly or indirectly, by the Company and/or one or more other Subsidiaries.

“Syndication Agent” means Bank of America, N.A., in its capacity as syndication agent in connection with the credit facility provided under this Agreement.

“Termination Date” means April 28, 2010 (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

“Three-Year Credit Agreement” means the Credit Agreement dated April 29, 2009 among the Company, Heinz Finance, the bank parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

Section 1.02  Accounting Terms and Determinations.  Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company’s public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Banks.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein.

Section 1.03  Types of Borrowings.  The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the same Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period.  Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a “Committed Borrowing” is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a “Competitive Bid Borrowing” is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

ARTICLE 2
THE CREDITS

Section 2.01  Commitments to Lend.  From time to time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrowers pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment.  Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.  Within the foregoing limits, the Borrowers may borrow under this Section, prepay Loans to the extent permitted by Section 2.11 and reborrow at any time prior to the Termination Date under this Section.  The Commitments shall terminate at the close of business on the Termination Date.

Section 2.02  Notice of Committed Borrowing.  The relevant Borrower shall give the Administrative Agent notice (a “Notice of Committed Borrowing”) at its New York Office not later than 10:30 A.M. (New York City time) on (1) the date of each Borrowing of a Base Rate Loan and (2) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

           (a)  the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

           (b)  the aggregate amount of such Borrowing,

           (c)  whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a Euro-Dollar Rate, and

           (d)  in the case of a Borrowing of a Fixed Rate Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Section 2.03  Competitive Bid Borrowings.

       (a)  The Competitive Bid Option.  In addition to Committed Loans pursuant to Section 2.01, a Borrower may, as set forth in this Section, request the Banks from time to time prior to the Termination Date to make offers to make Competitive Bid Loans to such Borrower.  The Banks may, but shall have no obligation to, make such offers and the relevant Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

       (b)  Competitive Bid Quote Request.  When a Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission or electronic mail a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (x) 9:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

              (i)    the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

              (ii)   the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000,

              (iii)  the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

              (iv)  whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

A Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.

       (c)  Invitation for Competitive Bid Quotes.  Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission or electronic mail an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

       (d)  Submission and Contents of Competitive Bid Quotes.   (i)  Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes.  Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission or electronic mail at its offices specified in or pursuant to Section 9.01 not later than (x) 12:30 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the relevant Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction.  Subject to Articles 3 and 6, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the relevant Borrower.

              (ii)  Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                   (A)  the proposed date of Borrowing,

                   (B)  the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

                   (C)  in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                   (D)  in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the “Competitive Bid Absolute Rate”) offered for each such Competitive Bid Loan, and

                   (E)  the identity of the quoting Bank.

A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

             (iii)  Any Competitive Bid Quote shall be disregarded if it:

                   (A)  is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                   (B)  contains qualifying, conditional or similar language;

                   (C)  proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                   (D)  arrives after the time set forth in subsection (d)(i).

       (e)  Notice to Borrower.  The Administrative Agent shall promptly, and in any event not less than 30 minutes before the relevant Borrower would be required to give notice pursuant to subsection (f), notify such Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request.  Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.  The Administrative Agent’s notice to such Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

       (f)  Acceptance and Notice by Borrower.  Not later than (x) 1:30 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), such Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e).  In the case of acceptance, such notice (a “Notice of Competitive Bid Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted.  Such Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

             (i)    the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

             (ii)   the principal amount of each Competitive Bid Borrowing must be $25,000,000 or a larger multiple of $5,000,000,

             (iii)  acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, and

             (iv)  such Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

       (g)  Allocation by Administrative Agent.  If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.  Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

Section 2.04  Notice to Banks; Funding of Loans.

       (a)  Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower.

       (b)  Each Bank participating therein shall make available its share of such Borrowing not later than 12:00 Noon (New York City time) on the date of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its office specified in or pursuant to Section 9.01; or

Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the relevant Borrower at the Administrative Agent’s aforesaid address.

       (c)  Unless the Administrative Agent shall have received notice from a Bank (x) not later than 12:00 Noon (New York City time) on the date of a Borrowing, in the case of Base Rate Loans and (y) at least one Domestic Business Day prior to the date of a Borrowing, in the case of any other Loans, that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.  If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

Section 2.05  Registry; Notes.  (a)  The Administrative Agent shall maintain a register (the “Register”) on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank.  Any such recordation by the Administrative Agent on the Register shall be prima facie evidence of the facts so recorded.  Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of either Borrower hereunder.

       (b)  Each Borrower hereby agrees that, promptly upon the request of any Bank at any time, the relevant Borrower shall deliver to such Bank a duly executed Note, in substantially the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of such Borrower to pay the unpaid principal amount of the Loans made to such Borrower by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

       (c)  Each Bank shall record the date, currency, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the relevant Borrower with respect thereto, and each Bank receiving a Note pursuant to this Section, if such Bank so elects in connection with any transfer or enforcement of its Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Bank to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of the relevant Borrower hereunder or under the Notes.  Such Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

Section 2.06  Maturity of Loans.  (a)  The Committed Loans shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

       (b)  Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

Section 2.07  Interest Rates.  (a)  Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Applicable Margin for Base Rate Loans for such day plus the Base Rate for such day.  Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted.  Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.  Any overdue commitment fees payable pursuant to Section 2.08 shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

       (b)  Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans as applicable to such Euro-Dollar Loan for such day plus the London Interbank Offered Rate applicable to such Interest Period.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

The “Applicable Margin” means (i) for a Euro-Dollar Loan, a rate per annum equal to the Credit Default Swap Spread at the applicable date of determination and (ii) for a Base Rate Loan, the Applicable Margin for Euro-Dollar Loans less 1% per annum, but not less than 0%; provided, that the Applicable Margin for Euro-Dollar Loans, including as used to determine the Applicable Margin for Base Rate Loans, shall be subject to a floor (the “Rate Floor”) and a ceiling (the “Rate Ceiling”) as provided in the Pricing Schedule.

The “Credit Default Swap Spread” means at any determination date the one-year credit default swap mid-rate spread applicable to senior debt of the Company, as of the close of business on the Domestic Business Day immediately preceding such determination date, as reported by Markit Group Limited (or its successor or, if such source is not then publishing such rate, an appropriate page providing such information on Bloomberg or other source agreed by the Borrowers and the Administrative Agent). The Credit Default Swap Spread is determined (i) in the case of Base Rate Loans, on the Effective Date and thereafter on the first Domestic Business Day of each calendar quarter, and (ii) in the case of any Euro-Dollar Loan, (A) on the second Euro-Dollar Business Day before the commencement of the Interest Period applicable to such Loan and (B) in the case of an Interest Period of more than three months duration, the date that is the last Domestic Business Day of each successive three-month period during such Interest Period.

If at any time the Credit Default Swap Spread is unavailable, the Borrowers and the Banks shall negotiate in good faith (for a period of up to thirty days after the Credit Default Swap Spread becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Margin for Euro-Dollar Loans.  The Applicable Margin for Euro-Dollar Loans at any date of determination thereof which falls during the Negotiation Period shall be based upon the then most recently available quote of the Credit Default Swap Spread (subject in any event to the Rate Ceiling and the Rate Floor).  If no such alternative method is agreed upon during the Negotiation Period, the Applicable Margin for Euro-Dollar Loans at any date of determination subsequent to the end of the Negotiation Period shall be a rate per annum equal to the applicable Rate Ceiling.

The “London Interbank Offered Rate” applicable to any Euro-Dollar Loan for any Interest Period means the rate appearing on the Screen at approximately 11:00 A.M., London time, two Euro-Dollar Business Days before the first day of such Interest Period as the rate for deposits in dollars with a maturity comparable to such Interest Period.  If no rate appears on the Screen for dollars and the necessary period, then the “London Interbank Offered Rate” with respect to such Euro-Dollar Loan for such Interest Period shall be the rate at which deposits of that amount in dollars with a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Euro-Dollar Business Days before the first day of such Interest Period.

The “Screen” means Reuters Screen LIBOR01 Page.  The Administrative Agent may nominate an alternative source of screen rates if these pages are replaced by others which display rates for inter-bank deposits offered by leading banks in London.

       (c)  Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, the rate applicable to Base Rate Loans for such day) and (ii) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

       (d)  Subject to Section 8.01, each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03.  Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03.  Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.  Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

       (e)  The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the relevant Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

       (f)  Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section.  If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

Section 2.08  Commitment Fee.  The Borrowers shall be jointly and severally obligated to pay to the Administrative Agent for the account of the Banks ratably a commitment fee in Dollars at the Commitment Fee Rate.  Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate unused amount of the Commitments.  For purposes of calculating the commitment fees, outstanding Competitive Bid Loans shall be deemed to be zero and any Defaulting Bank shall be subject to the provisions of Section 8.07.  Accrued fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety.

“Commitment Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule.

Section 2.09  Optional Termination or Reduction of Commitments.  The Company may (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) upon at least three Domestic Business Days’ notice to the Administrative Agent, ratably reduce from time to time by an aggregate amount of $50,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

Section 2.10  Method of Electing Interest Rates.  (a)  The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Committed Borrowing.  Thereafter, such Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8) as follows:

               (i)  if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

              (ii)  if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective.  A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $5,000,000.

       (b)  Each Notice of Interest Rate Election shall specify:

             (i)    the Group of Loans (or portion thereof) to which such notice applies;

             (ii)   the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

             (iii)  if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

             (iv)  if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

       (c)  Upon receipt of a Notice of Interest Rate Election from the relevant Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower.  If such Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

Section 2.11  Optional Prepayments.  (a)  Any Borrower may, upon at least one Domestic Business Day’s notice to the Administrative Agent, prepay, without premium, any Group of Base Rate Loans (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01), in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

       (b)  Subject to Section 2.13, any Borrower may upon at least three Euro-Dollar Business Days’ notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay, without premium, the Loans comprising such a Group, in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.  Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

       (c)  Except as provided in subsection (a) above and in Section 8.06 a Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

       (d)  Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

Section 2.12  General Provisions as to Payments. (a)  Each Borrower shall make each payment of principal of, and interest on, Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, without setoff, counterclaim or deduction, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01.  The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.  Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.  Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       (b)  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.13  Funding Losses.  If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if a Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(d), such Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the relevant Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.14  Computation of Interest and Fees.  Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15  Regulation D Compensation.  If and so long as a reserve requirement of the type described in the definition of “Euro-Dollar Reserve Percentage” is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Bank subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each of such Bank’s Euro-Dollar Loans, additional interest on such Euro-Dollar Loan (but without duplication of any Euro-Dollar Reserve Percentage taken into account in the determination of the interest rate under Section 2.07(c)) at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate.  Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

Section 2.16  Change of Control.  If a Change of Control shall occur the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable.

A “Change of Control” shall occur if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of a majority of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who constitute the Board of Directors of the Company on the first day of such period (the “Incumbent Board of the Company”) shall cease to constitute a majority thereof; provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-fourths of the directors comprising the Incumbent Board of the Company (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for the purpose of this clause, considered as though such person were a member of the Incumbent Board of the Company.

ARTICLE 3
CONDITIONS

Section 3.01  Effectiveness.  This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

       (a)  receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

       (b)  receipt by the Administrative Agent of an opinion of the  Executive Vice President & General Counsel of the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

       (c)  receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Company, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

       (d)  receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of each of the Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

       (e)  receipt by the Administrative Agent for the account of each Bank a front-end fee in the amount heretofore mutually agreed; and

       (f)  receipt by the Administrative Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Agreement.

The Banks that are parties to the Existing Agreement, comprising the “Required Banks” as defined in such agreement, and the Company agree that the commitments under the Existing Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement, without notice or further action by any party under the Existing Agreement, and that the Company shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.  The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02  Borrowings.  The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

       (a)  receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

       (b)  the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

       (c)  the fact that, immediately before and immediately after such Borrowing, no Default under this Agreement or the Three-Year Credit Agreement shall have occurred and be continuing; and

       (d)  the fact that the representations and warranties of the Borrowers contained in Sections4.01, 4.02, 4.03, 4.04(a), 4.06 and 4.07 of this Agreement shall be true in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by each of the Borrowers on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Each Borrower (as to itself) and the Company (as to all matters) represents and warrants that:

Section 4.01  Corporate Existence and Power.  Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate (or other organizational) powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.02  Corporate and Governmental Authorization; No Contravention

.  The execution, delivery and performance by each Borrower of this Agreement and the Notes are within each Borrower’s corporate (or other organizational) powers, have been duly authorized by all necessary corporate (or other organizational) action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or of the organizational documents of either Borrower or of any applicable regulation, judgment, injunction, order, decree, material agreement or other material instrument binding upon either Borrower or result in the creation or imposition of any Mortgage on any material asset of either Borrower.

Section 4.03  Binding Effect.  This Agreement constitutes a legal, valid and binding agreement of each Borrower and each Note, if and when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Borrower which has executed and delivered it, in each case enforceable in accordance with their terms.

Section 4.04  Financial Information.

       (a)  The consolidated balance sheet of the Company and its Subsidiaries as of April 30, 2008 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers and incorporated by reference in the Company’s 2008 Form 10-K, a copy of which has been delivered to each of the Banks, and the condensed consolidated balance sheet of the Company and its Subsidiaries as of January 28, 2009 and the related consolidated statement of income and condensed consolidated statement of cash flows for the nine-month period then ended, incorporated in the Company’s report on Form 10-Q for the fiscal quarter ended January 28, 2009, a copy of which has been made available to each of the Banks, fairly present, in conformity with generally accepted accounting principles (but subject, in the case of said balance sheet at January 28, 2009 and such statements of income and cash flows for the nine-month period then ended, to year-end audit adjustments), the consolidated financial position of the Company and its Subsidiaries as of April 30, 2008 and January 28, 2009, respectively, and their consolidated results of operations and cash flows for such fiscal year and such nine-month period, respectively.

       (b)  Since January 28, 2009 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Subsidiaries, considered as a whole.

Section 4.05  Litigation.   There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 4.06  Disclosure.  Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of either Borrower to the Administrative Agent or any Bank in connection with this Agreement or the Three-Year Credit Agreement or delivered hereunder, taken as a whole, when furnished, contains any untrue statement of  material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading, in light of the circumstances under which such statements were made.

Section 4.07  Investment Company Act.

          Neither Borrower is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

ARTICLE 5
COVENANTS

The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

Section 5.01  Information.  The Company will deliver to each of the Banks:

       (a)  its Annual Report on Form 10-K within 15 days after it files the same with the Securities and Exchange Commission;

       (b)  its Quarterly Report on Form 10-Q within 15 days after it files the same with the Securities and Exchange Commission for each of the first three quarters of each fiscal year of the Company;

       (c)  simultaneously with the delivery of the reports referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer or the Treasurer of the Company (i) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto and (ii) setting forth reasonably detailed calculations as to compliance with Section 5.08;

       (d)  within five days after any executive officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

       (e)  within 15 days after the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; and

       (f)  within 15 days after filing thereof with the Securities and Exchange Commission, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and Current Reports on Form 8-K (or their equivalent) which the Company shall have filed with the Securities and Exchange Commission.

Information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(e) or 5.01(f) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been posted on the Company’s website on the Internet at the website address listed on the signature pages hereof, at www.sec.gov or such other website previously notified by the Company to the Banks and accessible by the Banks without charge; provided that the Company shall deliver paper copies of the information referred to in clauses 5.01(a), 5.01(b), 5.01(e) or 5.01(f) to any Bank which requests such delivery.

In the event that the Company shall for any reason cease to be subject to the reporting requirements of the Securities Exchange Act of l934, as amended, it shall nonetheless furnish to the Banks reports containing substantially the same information at substantially the same times as would otherwise be required by the foregoing provisions of this Section 5.01.

Section 5.02  Conduct of Business and Maintenance of Existence.  The Company will, and will cause Heinz Finance to, (i) continue to engage in business of the same general type as now conducted by it, and (ii) preserve, renew and keep in full force and effect its corporate existence (subject to Section 5.07) and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

Section 5.03  Insurance.  The Company will maintain insurance with financially sound and reputable insurers covering all properties and risks as are customarily insured by, and in such amounts as are customarily carried by, firms engaged in businesses similar to that of the Company and its Subsidiaries and similarly situated; provided that the Company may maintain self-insurance reasonable and customary for firms engaged in businesses similar to that of the Company and its Subsidiaries and similarly situated.

Section 5.04  Inspection of Property; Books and Records; Discussions.  The Company will keep proper books of record and account in which entries shall be made of all dealings and transactions in relation to its business and activities, to the extent required by generally accepted accounting principles as in effect from time to time; and, will permit representatives of any Bank at such Bank’s expense to discuss its affairs, finances and accounts with its officers and, upon reasonable prior notice to the Company, its independent public accountants, and to visit and inspect its properties, and its books and records, all at reasonable times during normal business hours and upon reasonable prior notice; provided that (i) unless an Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to once in each calendar year and such inspecting Bank shall be responsible for its own costs and expenses and (ii) in respect of any such discussions with any independent public accountants, the Company shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein.

Section 5.05  Compliance with Laws.  The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, environmental laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 5.06  Negative Pledge.  The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, or guarantee any loans, whether or not evidenced by negotiable instruments or securities, or any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being herein called “Debt”), secured after the date hereof by pledge of, or mortgage or lien on (i) any Principal Property of the Company or any Principal Property of any Restricted Subsidiary, (ii) any capital stock of or Debt of any Restricted Subsidiary, or (iii) any inventory or accounts receivable of the Company or any inventory or accounts receivable of any Restricted Subsidiary, unless, after giving effect thereto, the aggregate Attributable Amount in respect of all such secured Debt would not exceed 10% of Consolidated Net Assets; provided, however, that this Section 5.06 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 5.06, Debt secured by:

       (a)  Mortgages on property of, or on any shares of capital stock of or Debt or inventory or accounts receivable of, any corporation existing at the time such corporation becomes a Restricted Subsidiary or Subsidiary, as the case may be;

       (b)  Mortgages in favor of the Company or any Restricted Subsidiary;

       (c)  Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

       (d)  Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 360 days after the later of the acquisition of such property, shares of capital stock or Debt or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon;

       (e)  Mortgages securing obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing, or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code of 1986, as amended, (or any successor to such provision or any other similar statute of the United States) as in effect at the time of the issuance of such obligations;

       (f)  Mechanics’, materialmen’s, carriers’, or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

       (g)  Any Mortgage arising by reason of deposits with, or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulations as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

       (h)  Mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or Mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

       (i)  Mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

       (j)  Mortgages (other than on any inventory or accounts receivable of the Company or any Subsidiary) existing at the date hereof;

       (k)  Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in (a) through (j) above, provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of capital stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property); and

       (l)  Mortgages securing asset-based Debt in an aggregate principal amount not to exceed $750,000,000 at any one time outstanding on inventory and accounts receivable of the Company and its Subsidiaries.

In this Section 5.06 the following terms have the following meanings:

“Attributable Amount” means, in respect of any secured Debt, an amount equal to the lesser of (i) the aggregate outstanding principal amount of such Debt and (ii) the aggregate gross book value of all Principal Properties which are either (A) subject to a Mortgage securing such Debt or (B) owned by a Restricted Subsidiary the capital stock of which or Debt of which is subject to a Mortgage securing such Debt (or, if such Debt is secured by inventory and/or accounts receivable of the Company or a Restricted Subsidiary, then the aggregate book value of all such inventory and accounts receivable of the Company and such Restricted Subsidiaries securing such Debt).

“Principal Property” means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means any Subsidiary which (i) owns or leases any Principal Property, (ii) holds capital stock of or Debt of any other Restricted Subsidiary or (iii) holds accounts receivable and inventory in an aggregate amount exceeding 2% of Consolidated Net Assets.

Section 5.07  Consolidations, Merger and Sales of Assets.  Neither Borrower shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

       (a)  the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of such Borrower substantially as an entirety shall be a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

       (b)  the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of such Borrower substantially as an entirety shall expressly assume, in writing, in form satisfactory to the Administrative Agent the performance of every covenant and obligation of this Agreement on the part of such Borrower to be performed or observed; and

       (c)  immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of such Borrower or a Subsidiary as a result of such transaction as having been incurred by such Borrower or such Subsidiary at the time of such transaction, no Default shall have occurred and be continuing.

Section 5.08  Leverage Ratio.  The Company will not permit the Leverage Ratio determined on the last day of any fiscal quarter, or on the date of any Borrowing (determined after giving effect to such Borrowing and application of the proceeds thereof) to exceed (i) for any such date up to but excluding the last day of the Company’s fiscal quarter ending on or about July 29, 2010, 3.75 to 1.0 and (ii) for any such date thereafter, 3.50 to 1.0.

Section 5.09  Use of Proceeds.  The proceeds of the Loans made under this Agreement will be used by each of the Borrowers (i) to refinance or replace commitments under the Existing Agreement, (ii) to back up commercial paper issued by the Borrowers and (iii) for general corporate purposes.  No part of the proceeds of any Loans will be used in any manner that would result in a violation of Regulation U or X.

ARTICLE 6
DEFAULTS

Section 6.01  Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

       (a)  any principal of any Loan shall not be paid when due, or any interest on any Loan, any fees or any other amount payable hereunder shall not be paid within five days of the due date thereof;

       (b)  a Borrower shall fail to observe or perform any covenant or agreement contained (i) in Sections 5.01(d), 5.02(ii), 5.06, 5.07, 5.08 or 5.09; or (ii) any other covenant or agreement contained in this Agreement (other than those covered by clause (a) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank, in each case under (i) or (ii), only if such Borrower is obligated to observe or perform such covenant or agreement pursuant to the express terms of such provision;

       (c)  any representation, warranty, certification or statement made by either Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

       (d)   (i) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or permits the holders of Material Debt or any trustee or agent on their behalf to accelerate the maturity of any Material Debt or (ii) any failure to pay the aggregate principal amount of any Material Debt at final maturity (or within any period of grace or forbearance thereafter);

       (e)  the Company or a Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

       (f)  an involuntary case or other proceeding shall be commenced against the Company or a Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or a Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

       (g)  any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $100,000,000 (net of insurance coverage as to which the relevant insurance companies have been notified of and are not contesting coverage) is rendered against the Company or a Material Subsidiary and there is any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, is not in effect;

       (h)  Heinz Finance shall cease to be a Subsidiary of the Company provided, however, that it shall not be an Event of Default if (i) Heinz Finance and the Company merge or consolidate in accordance with Section 5.07 or (ii) at the time (x) there are no Loans outstanding to, or other amounts due and payable by, Heinz Finance hereunder and (y) the Company and Heinz Finance elect, by notice to the Administrative Agent, to terminate this Agreement as to Heinz Finance, in which case Heinz Finance shall cease to be a Borrower for all purposes of this Agreement and all references herein to a Borrower shall be deemed to refer solely to the Company; or

       (i)  Section 9.11 shall cease to be valid and enforceable against the Company or Heinz Finance or either of them shall so assert in writing;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (e) or (f) above with respect to the Company or Heinz Finance, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

Section 6.02  Notice of Default.  The Administrative Agent shall give notice to the Company under Section 6.01(b) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE 7
THE ADMINISTRATIVE AGENT

Section 7.01  Appointment and Authorization.  Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02  Administrative Agent and Affiliates.  JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank, N.A and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Administrative Agent hereunder.

Section 7.03  Action by Administrative Agent.  The obligations of the Administrative Agent hereunder are only those expressly set forth herein.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04  Consultation with Experts.  The Administrative Agent may consult with legal counsel (who may be counsel for either Borrower), independent public accountants and other experts selected by it in good faith and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05  Liability of Administrative Agent.  Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.  Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of either Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.  The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

Section 7.06  Indemnification.  To the extent not indemnified by the Borrowers (without limiting their obligation to do so), each Bank shall, ratably in accordance with its Commitment (or, if the Commitments have terminated, in accordance with the aggregate unpaid principal amount of its Loans), indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

Section 7.07  Credit Decision.  Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08  Successor Administrative Agent.  The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company.  Upon any such resignation, the Company shall have the right to appoint a successor Administrative Agent, provided that if such successor Administrative Agent shall not be a Bank, such appointment shall be subject to approval by the Required Banks.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

Section 7.09  Administrative Agent’s Fee.  The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

Section 7.10  Other Agents.  None of the Documentation Agents and the Syndication Agent, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01  Inability to Determine Interest Rate.  If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Competitive Bid LIBOR Loan, the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.  Unless the relevant Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Borrowing of a Fixed Rate Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Borrowing of a Fixed Rate Loan is a Committed Borrowing, such Borrowing shall instead be made as a Borrowing of a Base Rate Loan in an equal amount and (ii) if such Borrowing of a Fixed Rate Loan is a Competitive Bid LIBOR Borrowing, the Competitive Bid LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

Section 8.02  Illegality.  If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended.  Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise financially disadvantageous to such Bank.  If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 8.03  Increased Cost and Reduced Return. (a)  If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement for which such Bank is entitled to compensation under Section 2.15 for the relevant Interest Period), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank on an after tax basis for such increased cost or reduction.

       (b)  If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) on an after tax basis for such reduction.

       (c)  Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise financially disadvantageous to such Bank.  A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

       (d)  Notwithstanding the foregoing provisions of Section 8.03 hereof, the Company shall not be obligated to compensate any Bank for any amount arising or accruing prior to the date such Bank notifies the Administrative Agent and the Company that it proposes to claim compensation; provided, however, the Company shall be obligated to provide compensation for the 30-day period prior to notification and for any prior period during which the Bank was not able to provide such notification due to the retroactive application of the statute, regulation or other basis for the claim.

Section 8.04  Taxes.  (a)  Any and all payments by each Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04 such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01 the original or a certified copy of a receipt evidencing payment thereof.

       (b)  In addition, the Company agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as “Other Taxes”).

       (c)  The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section 8.04 paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

       (d)  Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.  If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” as defined in Section 8.04(a).

       (e)  For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.03(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.03(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

       (f)  If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Bank, is not otherwise financially disadvantageous to such Bank.

Section 8.05  Base Rate Loans Substituted for Affected Fixed Rate Loans.  If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the relevant Borrower shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section apply to such Bank, then, unless and until such Bank notifies the relevant Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

       (a)  all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

       (b)  after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the relevant Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

Section 8.06  Termination or Substitution of Banks.  The Borrower may at any time, if any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04, (ii) has determined that the making or continuation of any Euro-Dollar Loan has become unlawful or impossible pursuant to Section 8.02 and similar additional interest or compensation has not been demanded by, or a similar determination has not been made by, all of the Banks or (iii) has become a Defaulting Bank, at the Borrower’s election (A) terminate the Commitment of such Bank and, in connection therewith, prepay the outstanding Loans of such Bank in full, together with accrued interest thereon and any other amounts payable hereunder for the account of such Bank or (B) designate an Assignee to purchase for cash, pursuant to an Assignment and Assumption Agreement in the form of Exhibit G, the outstanding Loans and Commitment of such Bank and to assume all of such Bank’s other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank’s outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid commitment fees in respect of that Bank’s Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.  In conjunction with the consummation of such an assignment, the Borrower shall pay to such Bank any other amounts payable hereunder for the account of such Bank.

Section 8.07  Defaulting Banks.  If any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)       the commitment fee shall cease to accrue on the unused portion of the Commitment of such Defaulting Bank pursuant to Section 2.08;

(b)       the Commitment and Loans of such Defaulting Bank shall not be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.05), provided that (i) any amendment or waiver requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank, (ii) the Commitment of such Defaulting Bank may not be increased or extended, the principal of or the rate of interest for Loans (other than the rates of interest for overdue principal or interest provided for in Section 9.05, Section 2.07(c) or in the last sentence of Section 2.07(d)) of such Defaulting Bank or fees or other amounts payable hereunder or under any other Loan Document to such Defaulting Bank may not be reduced without the consent of such Defaulting Bank, and (iii) any amendment of, or consent or waiver with respect to, this Section 8.07 shall require the consent of the Required Banks and each Defaulting Bank; and

(c)       any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 9.04 but excluding Section 8.06) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent in the following order of priority: (i) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; (ii) second, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (iii) third, if so determined by the Administrative Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any Loans under this Agreement; (iv) fourth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and (v) fifth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (v), that if such payment is (x) a prepayment of the principal amount of any Loans which such Defaulting Bank has funded and (y) made at a time when the conditions set forth in Section 3.02 are satisfied, such payment shall be applied solely to prepay the Committed Loans of all non-Defaulting Banks pro rata prior to being applied to the prepayment of the Loans of such Defaulting Bank.

In the event that the Administrative Agent and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then on such date such Bank shall purchase at par such of the Committed Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold Committed Loans in proportion to its Commitment.

ARTICLE 9
MISCELLANEOUS

Section 9.01  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile, electronic mail or similar writing) and shall be given to such party:  (x) in the case of any Borrower or the Administrative Agent, at its address or telex or facsimile number or electronic mail address set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number or electronic mail address set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number or electronic mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company.  Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt of such facsimile is confirmed, either orally or in writing, by the party receiving such transmission, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid; (iv) if given by electronic mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Domestic Business Day for the recipient or (v) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

Section 9.02  No Waivers.   No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03  Expenses; Indemnification.  (a)  The Borrowers shall be jointly and severally obligated to pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including reasonable fees and disbursements of counsel (which may include, without duplication of costs of outside counsel, the allocated costs of staff counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

       (b)  The Borrowers jointly and severally agree to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct.

Section 9.04  Sharing.  Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loan held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loan held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under this Agreement.

Section 9.05  Amendments and Waivers.  Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by each affected Bank, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) change the definition of Required Banks, (v) change the provisions of this Section 9.05 or (vi) change the provisions of Section 9.11; and provided further that, no such amendment or waiver shall, unless signed by all Banks, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

Section 9.06  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

       (b)  Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans.  In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant.  Subject to subsection (e) below, each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

       (c)  Any Bank may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with, and subject to the subscribed consent of the Administrative Agent and (so long as no Event of Default has occurred and is continuing) the Company, which shall not be unreasonably withheld, provided that in the event of such an assignment to an existing Bank, an Affiliate of such Bank or an Approved Fund, the consent of the Company shall not be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Competitive Bid Loans.  Upon execution and delivery of such instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and notice of the foregoing to the Administrative Agent, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent, and the relevant Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.  In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500.  If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.

       (d)  Any Bank may at any time assign all or any portion of its rights with respect to the Loans outstanding under this Agreement and its Note (if any) to a Federal Reserve Bank.  No such assignment shall release the transferor Bank from its obligations hereunder.

       (e)  No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company’s prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

Section 9.07  Collateral.  Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.08  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 9.09  Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.10  USA Patriot Act

.  Each Bank hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with said Act.

Section 9.11  Joint and Several Obligations.  (a) The obligations of the Borrowers hereunder to perform and discharge the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all principal of and interest on the Loans and all their other obligations and liabilities to the Administrative Agent or to any Bank under this Agreement (collectively, the “Obligations”) are joint and several.  Each Borrower shall be obligated in respect of the aggregate principal amount of all Loans, regardless of which Borrower may have requested or received the proceeds of any Loans.

       (b)  The Obligations of each Borrower shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

             (i)    any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the other Borrower under any Financing Document, by operation of law or otherwise;

             (ii)   any modification or amendment of or supplement to any Financing Document (but such obligation shall remain in effect as so amended);

             (iii)  any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the other Borrower under any Financing Document;

             (iv)   any change in the corporate existence, structure or ownership of the other Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower or its assets or any resulting release or discharge of any obligation of either Borrower contained in any Financing Document;

             (v)    the existence of any claim, set-off or other rights which a Borrower may have at any time against the other Borrower, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (vi)   any invalidity or unenforceability relating to or against the other Borrower for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower of any amount payable by it under any Financing Document; or

             (vii)  any other act or omission to act or delay of any kind by the other Borrower, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Borrower’s obligations hereunder.

       (c)  The obligations of the Borrowers hereunder in respect of the Obligations shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Borrowers under the Financing Documents shall have been paid in full.  If at any time any payment of principal of or interest on any Loan or any other amount payable by either Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the other Borrower’s obligations with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

       (d)  Each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the other Borrower or any other Person.

       (e)  Until all amounts due and payable to the Administrative Agent and Banks hereunder and under the Notes have been paid, each Borrower irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the other Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of such other Borrower in respect thereof.

       (f)  In the event that acceleration of the time for payment of any amount payable by a Borrower under any Financing Document is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower forthwith on demand by the Required Banks.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

H.J. HEINZ COMPANY

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President - Treasurer
1 PPG Plaza Suite 3100 Pittsburgh, Pennsylvania 15222-5448 Attention: Corporate Secretary Telex number: TRT #199-104 Telecopy number: 412-456-6128

H.J. HEINZ FINANCE COMPANY

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: President
1 PPG Plaza Suite 3100 Pittsburgh, Pennsylvania 15222-5448 Attention: Corporate Secretary Telex number: TRT #199-104 Telecopy number: 412-456-6128

[Signature Page to 364-Day Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administration Agent and as a Bank

By:	/s/ Tony Yung
Name: Tony Yung
Title: Vice President
Houston Office:

JPMorgan Chase Bank, N.A
Houston Loan and Agency Services
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attention: Sheila King
Phone: (713) 750-2242
Fax: (713) 750-2782
Email: Sheila.G.King@jpmorgan.com
Copy to: LAS_-_Texas@jpmchase.com

London Office:

J.P. Morgan Europe Limited
125 London Wall, EC2Y5AJ London, England
Attention: Loans Agency, Ching Loh
Fax: + 44 207 777 2360
Phone: + 44 207 777 2434
Email: Ching.Loh@jpmorgan.com
Copy to:

loan_and_agency_london@jpmorgan.com

[Signature Page to 364-Day Credit Agreement]

BANK OF AMERICA, N.A., as Syndication Agent and as a Bank

By:	/s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Senior Vice President

[Signature Page to 364-Day Credit Agreement]

BNP PARIBAS
By:	/s/ Berangere Allen
Name: Berangere Allen
Title: Vice President

By:	/s/ Melissa Balley
Name: Melissa Balley
Title: Vice President

[Signature Page to 364-Day Credit Agreement]

HSBC BANK USA, N.A.
By:	/s/ James P. Kelly
Name: James P. Kelly
Title: Managing Director

[Signature Page to 364-Day Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Tracy J. DeCock
Name: Tracy J. DeCock
Title: Vice President

[Signature Page to 364-Day Credit Agreement]

INTESA SANPAOLO S.P.A.
By:	/s/ Glen Binder
Name: Glen Binder
Title: Vice President

By:	/s/ Giancarlo Baiocchi
Name: Giancarlo Baiocchi
Title: First Vice President

[Signature Page to 364-Day Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ George Stoecklein
Name: George Stoecklein
Title: Authorized Signatory

[Signature Page to 364-Day Credit Agreement]

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director

[Signature Page to 364-Day Credit Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Daniel J. Lenckos
Name: Daniel J. Lenckos
Title: First Vice President

[Signature Page to 364-Day Credit Agreement]

MIZUHO CORPORATE BANK (USA)

By:	/s/ Hidekatsu Take
Name: Hidekatsu Take
Title: Deputy General Manager

[Signature Page to 364-Day Credit Agreement]

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “Rabobank Nederland”, NEW YORK BRANCH

By:	/s/ Betty Mills
Name: Betty Mills
Title: Executive Director

By:	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

[Signature Page to 364-Day Credit Agreement]

SUNTRUST BANK

By:	/s/ M. Gabe Bonfield
Name: M. Gabe Bonfield
Title: Vice President

[Signature Page to 364-Day Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

[Signature Page to 364-Day Credit Agreement]

US BANK, N.A.

By:	/s/ Patrick McGraw
Name: Patrick McGraw
Title: Vice President

[Signature Page to 364-Day Credit Agreement]

MORGAN STANLEY BANK, N.A.

By:	/s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

[Signature Page to 364-Day Credit Agreement]

WELLS FARGO BANK, N.A.

By:	/s/ Donald P. Schwartz
Name: Donald P. Schwartz
Title: Senior Vice President

[Signature Page to 364-Day Credit Agreement]

NORTHERN TRUST COMPANY

By:	/s/ Michael J. Kingsley
Name: Michael J. Kingsley
Title: SUP

[Signature Page to 364-Day Credit Agreement]

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Debbie Brito
Name: Debbie Brito
Title: Authorized Signatory

[Signature Page to 364-Day Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By:	/s/ John W. Wade
Name: John W. Wade
Title: Deputy General Manager Head of Operations and Infrastructure

[Signature Page to 364-Day Credit Agreement]

WESTPAC BANKING CORPORATION

By:	/s/ Bradley Scammell
Name: Bradley Scammell
Title: Head of Corporate and Institutional Banking Americas

[Signature Page to 364-Day Credit Agreement]

SOCIETE GENERAL

By:	/s/ Yao Wang
Name: Yao Wang
Title: Vice Persident

[Signature Page to 364-Day Credit Agreement]

STANDARD CHARTERED BANK

By:	/s/ David J. Foster
Name: David J. Foster
Title: Director

By:	/s/ Robert K. Reddington
Name: Robert K. Reddington
Title: AVP/Credit Documentation Credit Risk Control Standard Chartered Bank N.Y.

[Signature Page to 364-Day Credit Agreement]

AGFIRST FARM CREDIT BANK

By:	/s/ Steven J. O’Shea
Name: Steven J. O’Shea
Title: Vice President

[Signature Page to 364-Day Credit Agreement]

COMERICA BANK

By:	/s/ Chris Rice
Name: Chris Rice
Title: Corporate Banking Officer

[Signature Page to 364-Day Credit Agreement]

PRICING SCHEDULE

The “Commitment Fee Rate” and the “Rate Floor” and the “Rate Ceiling” for the Applicable Margin for Euro-Dollar Loans for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status Level that exists on such day:

Status Level	Level I	Level II	Level III	Level IV	Level V
Commitment Fee Rate	0.125%	0.25%	0.375%	0.50%	0.625%
Applicable Margin Rate Floor	1.5%	1.5%	2.0%	3.0%	3.0%
Applicable Margin Rate Ceiling	3.0%	3.0%	4.0%	5.0%	5.0%

For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph below:

 “Level I Status” exists at any date if, at such date, the Company’s senior unsecured long-term debt is rated A- or higher by S&P, A3 or higher by Moody’s, and A- or higher by Fitch.

“Level II Status” exists at any date if, at such date, the Company’s senior unsecured long-term debt is rated BBB+ by S&P, Baa1 by Moody’s, and BBB+ by Fitch.

“Level III Status” exists at any date if, at such date, the Company’s senior unsecured long-term debt is rated BBB by S&P, Baa2 by Moody’s, and BBB by Fitch.

“Level IV Status” exists at any date if, at such date, the Company’s senior unsecured long-term debt is rated BBB- by S&P, Baa3 by Moody’s, and BBB- by Fitch.

“Level V Status” exists at any date if, at such date, no other Status Level exists.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch Inc.

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Status Level” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

If the designated ratings referred to in the definitions above are split and all three ratings fall in different Status Levels, the Status Level indicated by the middle rating shall be applicable.  If the designated ratings are split and two of the ratings fall in the same Status Level (the “Majority Status Level”) and the third rating is in a different level, the Majority Status Level shall be applicable.  If only two of the three ratings agencies issue a rating, the Status Level of such ratings shall apply if such ratings are in the same level, and the Status Level of the higher rating shall apply if not, provided that if the higher rating is two or more Status Levels above the lower rating, the rating next above the lower of the two shall apply.  If only one of such three agencies issues a rating, the Status Level of such rating shall apply.

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COMMITMENT SCHEDULE

Commitment:

$41,666,666.67	JPMorgan Chase Bank, N.A.
$41,666,666.67	Bank of America, N.A.
$36,666,666.67	BNP Paribas
$36,666,666.67	HSBC Bank USA, N.A.
$36,666,666.67	PNC Bank, National Association
$36,666,666.67	Intesa Sanpaolo S.p.A.
$36,666,666.67	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
$36,666,666.67	UBS Loan Finance LLC
$30,000,000	The Bank of New York Mellon
$30,000,000	Mizuho Corporate Bank (USA)
$30,000,000	Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
$30,000,000	SunTrust Bank
$30,000,000	Deutsche Bank AG New York Branch
$16,666,666.67	US Bank, N.A.
$16,666,666.67	Morgan Stanley Bank, N.A.
$16,666,666.67	Wells Fargo Bank, N.A.
$16,666,666.67	Northern Trust Company
$16,666,666.67	Toronto Dominion (New York) LLC
$11,666,666.67	Australia and New Zealand Banking Group Limited
$11,666,666.67	Westpac Banking Corporation
$11,666,666.67	Societe General
$11,666,666.67	Standard Chartered Bank
$8,333,333.33	AgFirst Farm Credit Bank
$8,333,333.33	Comerica Bank

Total Commitments

$600,000,000.00

2

EXHIBIT A

For value received, H.J. HEINZ COMPANY, a Pennsylvania corporation, and H.J. HEINZ FINANCE COMPANY, a Delaware corporation, (the “Borrowers”), promise to pay to the order of [                                              ] (the “Bank”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrowers pursuant to the 364-Day Credit Agreement referred to below on the maturity date provided for in the 364-Day Credit Agreement.  The Borrowers promise to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the 364-Day Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York.

All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the 364-Day Credit Agreement.

This note is one of the Notes referred, and is executed and delivered pursuant to and subject to all of the terms of, the 364-Day Credit Agreement, dated as of April 29, 2009, among H.J. Heinz Company, H.J. Heinz Finance Company, the banks listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “364-Day Credit Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the 364-Day Credit Agreement.  The terms and conditions of the 364-Day Credit Agreement are hereby incorporated in their entirety by reference as though fully set forth herein. Reference is made to the 364-Day Credit Agreement for provisions for mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrowers.  The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:

H.J. HEINZ COMPANY a Pennsylvania corporation

By:
Name:
Title:

H.J. HEINZ FINANCE COMPANY a Delaware corporation

By:
Name:
Title:
2

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Currency and Type of Loan	Amount of Principal Repaid	Notation Made By

3

EXHIBIT B

Form of Competitive Bid Quote Request

[Date]

To:	JPMorgan Chase Bank, N.A. (the “Administrative Agent”)

From:	[NAME OF BORROWER]

Re:	364-Day Credit Agreement (the “Credit Agreement”) dated as of April 29, 2009 among H.J. Heinz Company, H.J. Heinz Finance Company, the Banks listed on the signature pages thereof and the Administrative Agent.

We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:
Principal Amount[1]	Interest Period[2]

$

Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate].  [The applicable base rate is the London Interbank Offered Rate.]

Terms used herein have the meanings assigned to them in the Credit Agreement.

[NAME OF BORROWER]

By:
Title:

1 Amount must be $25,000,000 or a larger multiple of $5,000,000.

2 Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

EXHIBIT C

Form of Invitation for Competitive Bid Quotes

To:	[Name of Bank]

Re:	Invitation for Competitive Bid Quotes to [ ] (the “Borrower”)

Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of April 29, 2009 among H.J. Heinz Company, H.J. Heinz Finance Company, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:
Principal Amount	Interest Period

$

Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate].  [The applicable base rate is the London Interbank Offered Rate.]

Please respond to this invitation by no later than [12:30 P.M.] [9:30 A.M.] (New York City time) on [date].

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title: Authorized Officer

EXHIBIT D

Form of Competitive Bid Quote

To:       JPMorgan Chase Bank, N.A., as Administrative Agent

Re:       Competitive Bid Quote to [                    ] (the “Borrower”)

            In response to your invitation on behalf of the Borrower dated _____________, 200_, we hereby make the following Competitive Bid Quote on the following terms:

1.        Quoting Bank:  ________________________________

2.        Person to contact at Quoting Bank:

_____________________________

3.        Date of Borrowing: ____________________1

4.        We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount[2]	Interest Period[3]	Competitive Bid [Margin4]	[Absolute Rate5]

$

$

1 As specified in the related Invitation.

2 Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

3 Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

4 Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage to the nearest 1/10,000 of 1%) and specify whether APLUS” or AMINUS”.

5 Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

2

[Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $__________.]6

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of April 29, 2009 among H.J. Heinz Company, H.J. Heinz Finance Company, the Banks listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

Very truly yours,

[NAME OF BANK]

Dated:	By:
Authorized Officer

6 Principal amount bid for each Interest Period may not exceed principal amount requested.  Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend.  Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

EXHIBIT E

OPINION OF
COUNSEL FOR THE COMPANY

To the Banks and the Administrative Agent
   Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

I am the Executive Vice President & General Counsel of H.J. Heinz Company (the “Company”).  This opinion is being furnished pursuant to Section 3.01(b) of the 364-Day Credit Agreement (the “Credit Agreement”) dated as of April 29, 2009 among the Company, H.J. Heinz Finance Company (“Heinz Finance”), the banks listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

I or one of the attorneys under my supervision have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.  In this examination, I have relied on statements of fact contained in the documents I have examined, and I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as reproductions or certified copes and the authenticity of the originals of such latter documents.

Based on the foregoing, and with due regard to such legal considerations as I deem relevant, and subject to the qualifications stated below, it is my opinion that:

1.        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2.        Heinz Finance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

3.        The execution, delivery and performance by the Company of the Credit Agreement and the Notes executed and delivered by it are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or the articles of incorporation or by-laws of the Company or, to the best of my knowledge, any applicable regulation, judgment, injunction, order, decree, material agreement or other material instrument binding upon the Company, or result in the creation or imposition of any Mortgage on any material asset of the Company.

4.        The execution, delivery and performance by Heinz Finance of the Credit Agreement and the Notes executed and delivered by it are within Heinz Finance’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or the articles of incorporation or by-laws of Heinz Finance or, to the best of my knowledge, any applicable regulation, judgment, injunction, order, decree, material agreement or other material instrument binding upon Heinz Finance, or result in the creation or imposition of any Mortgage on any material asset of the Heinz Finance.

5.        The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes (if any) executed and delivered by it constitute valid and binding obligations of the Company, in each case enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general equitable principles.

6.        The Credit Agreement constitutes a valid and binding agreement of Heinz Finance and the Notes executed and delivered by it constitute valid and binding obligations of Heinz Finance, in each case enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general equitable principles.

7.        To the best of my knowledge, there are no legal or governmental proceedings pending or overtly threatened in writing to which the Company or any of its Subsidiaries is (or would be) a party or to which any property of the Company or any of its Subsidiaries is (or would be) subject, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole.

8.        In a properly presented case, a Pennsylvania court would give effect to the provisions of the Credit Agreement providing that the Credit Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

2

I am qualified to practice law in the Commonwealth of Pennsylvania and the foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania and the United States of America and the General Corporation Law of the State of Delaware.  I have assumed for the purposes of providing my opinions in paragraphs 5 and 6 that the Credit Agreement and the Notes are governed by the internal laws of the Commonwealth of Pennsylvania.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,

3

EXHIBIT F

OPINION OF
DAVIS POLK & WARDWELL, SPECIAL COUNSEL
FOR THE COMPANY

To JPMorgan Chase Bank, N.A., as Administrative Agent
          and each of the Banks listed on the
          signature pages of the Credit Agreement
          referred to below

Ladies and Gentlemen:

We have acted as special counsel for H.J. Heinz Company, a Pennsylvanian corporation (the “Company”) and H.J. Heinz Finance Company, a Delaware corporation (“Heinz Finance”) in connection with the $600,000,000 364-Day Credit Agreement dated as of April 29, 2009 (the “Credit Agreement”) among the Company, Heinz Finance, the banks listed on the signature pages thereof (the “Banks”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).  Terms used (but not defined) herein have the meanings assigned to them in the Credit Agreement.

We have reviewed executed copies of:

(a)       the Credit Agreement; and

(b)       the Notes issued on the date hereof (the “Notes”).

The documents listed in items (a) through (b) above are sometimes hereinafter referred to as the “Credit Documents”.  The Company and Heinz Finance are sometimes hereinafter referred to as the “Loan Parties”.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of the Loan Parties and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

1.              Heinz Finance is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.              The execution, delivery and performance by Heinz Finance of each Credit Document are within its corporate powers and have been duly authorized by all necessary corporate action.  Heinz Finance has duly executed and delivered each Credit Document.

3.              The execution, delivery and performance by Heinz Finance of each Credit Document require no action by or in respect of, or filing with, any governmental body, agency or official under United States federal or New York State law and do not (i) contravene, or constitute a default under, any provision of (a) applicable United States federal or New York State law or regulation or the Delaware General Corporation Law, in each case that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Documents or (b) the certificate of incorporation or by-laws or other constitutive documents of Heinz Finance.

4.              Each of the Credit Agreement and the Notes constitutes a valid and binding agreement of each Loan Party, in each case, enforceable against such Loan Party in accordance with its terms.

5.              Neither of the Loan Parties is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.              The borrowings under the Credit Agreement and the use of proceeds thereof as contemplated by the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

7.              The choice of New York law as the governing law of each of the Credit Documents is a valid choice of law.

The foregoing opinions are subject to the following assumptions and qualifications:

1.        Our opinion in paragraph 4 above is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.        We express no opinion as to any provision in the Credit Documents that purports to indemnify any Person for its own gross negligence or willful misconduct.

3.        We express no opinion as to provisions in the Credit Documents that purport to create rights of set-off in favor of participants or that provide for set-off to be made otherwise than in accordance with applicable laws.

4.        We express no opinion as to provisions in the Credit Documents that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like.

2

5.        We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Credit Documents.

6.        We express no opinion as to the United States federal securities laws or any state securities laws.

7.        We have assumed that (i) the Company is validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, (ii) the Company has duly executed and delivered each Credit Document, (iii) the execution, delivery and performance by the Company of each Credit Document are within its corporate powers, have been duly authorized by all necessary corporate action on the part of the Company and do not contravene the articles or certificate of incorporation or bylaws or other constitutive documents of the Company and (iv) the execution, delivery and performance by each Loan Party of each Credit Document do not contravene, or constitute a default under, any law, rule or regulation (other than United States federal and New York State laws, rules and regulations and, in the case of Heinz Finance, the Delaware General Corporation Law, in each case that in our experience are normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Documents) or any order, injunction, decree, agreement, contract or instrument to which it is a party or by which it is bound.

8.        We express no opinion on the effectiveness of any service of process made other than in accordance with applicable law.

9.        We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which may limit the rate of interest that such Bank may charge or collect.

10.       As to various provisions in the Credit Documents that grant the Administrative Agent or the Banks certain rights to make determinations or take actions in their discretion, we assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, with respect to paragraph 1 through paragraph 3 above only, the General Corporation Law of the State of Delaware.

3

This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours,

4

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of _________, 200_ among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and H.J. HEINZ COMPANY (the “Company”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the 364-Day Credit Agreement dated as of April 29, 2009 among H.J. Heinz Company, H.J. Heinz Finance Company, the Assignor and the other Banks party thereto, as Banks and the Administrative Agent, (as amended from time to time, the “Credit Agreement”);

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate amount at any time outstanding not to exceed $__________;

WHEREAS, Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate amount of $__________ are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in a amount equal to $__________ (the “Assigned Amount”), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1.01.  Definitions.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

Section 1.02.  Assignment.   The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof.  Upon the execution and delivery hereof by the Assignor, the Assignee, the Administrative Agent [and the Company], the payment of the amounts specified in Section 3 required to be paid on the date hereof and notice of the foregoing to the Administrative Agent, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.  The assignment provided for herein shall be without recourse to the Assignor.

Section 1.03.  Payments.   As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee.  Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

Section 1.04.  Consent.  This Agreement is conditioned upon the consent of the Administrative Agent [and the Company] pursuant to Section 9.06(c) of the Credit Agreement.  The execution of this Agreement is evidence of such consent.

Section 1.05.  Non-reliance on Assignor.  The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or any Note.  The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

Section 1.06.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.07.  Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:
[ASSIGNEE]

By:
Title:
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:
[H.J. HEINZ COMPANY

By:
Title:]